EXHIBIT 99.1

Volition Appoints Timothy I. Still as Chairman

Henderson, Nevada, November 06, 2024 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”), a multi-national epigenetics company, has appointed Timothy Still as Chairman of its board of directors, effective November 06, 2024.

Mr. Still is currently Chairman and CEO of TSTILL Enterprises LLC, and an Operating Partner with REVIVAL Healthcare. An accomplished executive with a career spanning over 35 years in medical diagnostics, devices and digital health, his background includes extensive experience in designing and implementing highly focused commercial and business development strategies within both large and small companies. Tim has been directly responsible for building the commercial viability at his previous companies, many through to acquisition.

His most recent operating role was President and CEO of Sense Biodetection. Early in 2023, Sense Bio merged with Sherlock Biosciences to create a leading point of care diagnostics company serving the consumer diagnostics market. Prior to Sense Biodetection, Mr. Still has been a CEO and/or a board member at numerous medical technology companies: Myoscience, MDx Health, Gold Standard Diagnostics (Executive Chairman), Global Kinetics, Xagenic and Accumetrics. Earlier in his career, Tim also held senior leadership roles at HemoSense, Cholestech, and Boehringer Mannheim/Roche.

Mr. Still has a master’s degree in business administration (Dean’s Scholar) from the University of Southern California, and a Bachelor of Science degree (Highest Honors) from the University of California at Davis.

Commenting on his appointment, Timothy Still said:

“I am excited to join Volition at such a pivotal time in the company's journey. With its groundbreaking epigenetic technology, I believe Volition has the potential to significantly impact global healthcare by detecting, guiding treatment, and monitoring disease, to improve outcomes for people and animals worldwide. I look forward to working alongside the board and leadership team during this important next phase of growth at Volition."

Cameron Reynolds, President and Group Chief Executive Officer, added:

“We are delighted to welcome Tim as Chairman of the Board of Directors at Volition. He brings extensive experience in the diagnostic sector and has a proven track record of successfully guiding companies from the R&D phase to market readiness, ultimately driving commercial success. We look forward to benefiting from his strategic advice and leadership.

“I would like to thank Guy Innes, who has acted as our Interim Non-Executive Chair since the summer and continues to serve diligently on the Volition board.”

Volition is developing simple, easy-to-use, cost-effective blood tests to help diagnose and monitor a range of life-altering diseases in both humans and animals. For more information about Volition’s technology go to: www.volition.com.

About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help diagnose and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early diagnosis and monitoring have the potential not only to prolong the life of patients, but also to improve their quality of life.

Volition's research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and additional offices in London and Singapore.

The contents found at Volition's website address are not incorporated by reference into this document and should not be considered part of this document. Such website address is included in this document as an inactive textual reference only.

Media Enquiries:

Louise Batchelor/Debra Daglish, Volition, mediarelations@volition.com  +44 (0)7557 774620

Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to, among other topics, the potential uses, benefits and effectiveness of Volition’s Nu.Q® technology platform. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests. For instance, if Volition fails to develop and commercialize diagnostic, prognostic or disease monitoring products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic, prognostic or disease monitoring products Volition might develop; Volition’s failure to secure adequate intellectual property protection; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics and disease monitoring market and its rapid technological change; downturns in domestic and foreign economies; and other risks, including those identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this press release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics™, Capture-PCR™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners.

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